EXHIBIT 4.2


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated July 10, 2001 on the statement of condition and related securities portfolio of Van Kampen Focus Portfolios, Series 302 as of July 10, 2001 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."

                                                              Grant Thornton LLP

Chicago, Illinois
July 10, 2001